SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549


                                 FORM 8-K

                              CURRENT REPORT.


                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934


    Date of Report (Date of earliest event reported): October 13, 1995
    ------------------------------------------------------------------
                                                     (October 13, 1995)
                                                     ------------------
                       Ames Department Stores, Inc.
         --------------------------------------------------------
          (Exact Name of Registrant As Specified In Its Charter)

                                  Delaware
              ----------------------------------------------
              (State Or Other Jurisdiction Of Incorporation)

              1-5380                                04-2269444
    ------------------------            ---------------------------------
    (Commission File Number)            (IRS Employer Identification No.)


2418 Main Street; Rocky Hill, Connecticut              06067-0801
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(Address Of Principal Executive Offices)               (Zip Code)

                               (203) 257-2000
           ----------------------------------------------------
           (Registrant's Telephone Number, Including Area Code)


                               Not Applicable
   -------------------------------------------------------------
   (Former Name Or Former Address, If Changed Since Last Report)

                      Exhibit Index on Page 4

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ITEM 5:  OTHER EVENTS
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       Beginning on October 13, 1995, the Company will distribute, to certain of its banks and other lenders, principal trade vendors and factors, summaries of its unaudited financial results for the five and thirty-five weeks ended September 30, 1995.
	 These monthly and year-to-date results (collectively, the "monthly results") are attached hereto as Exhibit 20 and are incorporated by reference herein.

        Sales for the five weeks ended September 30, 1995 were $6.7 million below the projections contained in the Form 8-K dated
	 August 18, 1995 (the "Plan"). EBITDA (as defined in Exhibit 20) for the five weeks was $4.2 million below Plan and $0.8 million below last year. The EBITDA results reflected lower-than-planned gross margin and lower-than-planned other income and property gains, partially offset by lower-than-planned expenses. Gross margin was negatively impacted by the below Plan sales and a lower-than-planned gross margin rate. The gross margin rate was below Plan because of higher-than-planned markdowns.

      Sales for the thirty-five weeks ended September 30, 1995 were $12.4 million below Plan. The year-to-date EBITDA was $2.3 million below Plan and $5.1 million better than last year. The EBITDA results for the thirty-five weeks reflected the favorable impact
	 of lower-than-planned expenses and higher-than-planned other income and property gains (a portion of which is due to the timing of
	 the sale of a property), partially offset by an unfavorable variance in gross margin dollars. Gross margin was impacted by the same factors as those cited above for the five week period.

       Year-to-date total expenses have been increased and EBITDA reduced by $1.2 million in cash disbursements related to the closing and sale of the Clinton, MA distribution center for which a closing reserve had been established during fiscal 1994. The year-to-date net income has not been affected by these disbursements as other income/expense includes an offset of $1.2 million.

       As of September 30, 1995, merchandise inventories were $17.7 million above Plan primarily due to higher-than-planned inventories in certain hardlines categories and early receipt of October orders. Trade payables were $20.9 million above Plan primarily due to better-than-planned trade payment terms. Outstanding borrowings under the Company's revolving line of credit were $13.5 million below Plan primarily due to lower-than-planned capital expenditures and higher-than-planned trade payables.

       The Company is distributing the monthly results to its banks and other lenders, principal trade vendors and factors to facilitate
	 their credit analyses. The summary results should not be relied upon for any other purpose and should be read in conjunction with the Company's Form 10-K for the fiscal year ended January 28, 1995, the Company's Form 10-Q for the first fiscal quarter ended
	 April 29, 1995, the Company's Form 10-Q for the second fiscal quarter ended July 29, 1995 and the Company's Form 8-K dated
	 August 18, 1995. The monthly results are being reported publicly solely because they are being distributed to a large number of the Company's vendors for purposes of their credit analyses.

        Although the Company has continued to make its monthly results public, the Company does not believe it is obligated to
	 provide such information indefinitely, other than as required by applicable regulations, and the Company may cease making such disclosures and updates at any time. The monthly results were not examined, reviewed or compiled by the Company's independent public accountants. Moreover, the Company does not believe that it is obligated to update the monthly results to reflect subsequent
	 events or developments. The reported monthly results are subject to future adjustments, if any, that could materially affect such
	 results. However, in the opinion of the Company, the monthly results contain all adjustments (consisting of normal recurring adjustments) necessary for a fair statement of the results for the periods presented.



ITEM 7:  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL
         -----------------------------------------
         INFORMATION AND EXHIBITS
         --------------------------

         Exhibit:  20      Unaudited Financial Summary Results for the Five
                           and Thirty-five Weeks Ended September 30, 1995

                          INDEX TO EXHIBITS







Exhibit No.                   Exhibit                    		  Page No.
-----------                   -------                    		  --------

   20               Unaudited Financial Summary Results         6
                    for the Five and Thirty-five Weeks
                    Ended September 30, 1995.





















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                              SIGNATURES


    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                        AMES DEPARTMENT STORES, INC.
                                        ----------------------------
                                             Registrant




Dated:    October 12, 1995             By: /s/ Joseph R. Ettore
                                       ------------------------------
                                       Joseph R. Ettore
                                       President, Director, and
                                       Chief Executive Officer


Dated:    October 12, 1995             By: /s/ John F. Burtelow
                                       ---------------------------------
                                       John F. Burtelow
                                       Executive Vice President,
                                       Chief Financial Officer


Dated:    October 12, 1995             By: /s/ William C. Najdecki
                                       ---------------------------------
                                       William C. Najdecki
                                       Senior Vice President,
                                       Finance



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